Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of EGA Emerging Global Shares Trust and to the use of our report dated May 29, 2014 on the financial statements and financial highlights of EGShares Beyond BRICs ETF, EGShares Brazil Infrastructure ETF, EGShares China Infrastructure ETF, EGShares EM Dividend High Income ETF, EGShares Emerging Markets Consumer ETF, EGShares Emerging Markets Core ETF, EGShares Emerging Markets Dividend Growth ETF, EGShares Emerging Markets Domestic Demand ETF, EGShares India Consumer ETF, EGShares India Infrastructure ETF, EGShares India Small Cap ETF, EGShares Low Volatility Emerging Markets Dividend ETF, EGShares TCW EM Short Term Investment Grade Bond ETF, EGShares TCW EM Intermediate Term Investment Grade Bond ETF and EGShares TCW EM Long Term Investment Grade Bond ETF, each a series of shares of beneficial interest of EGA Emerging Global Shares Trust. Such financial statements and financial highlights appear in the March 31, 2014 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

July 29, 2014